UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Black Hawk Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41984	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 217-4482

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one-fifth of one right	BKHAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	BKHA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one ordinary share	BKHAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 22, 2026, Black Hawk Acquisition Corporation, a Cayman Islands exempted company (“BKHA” or the “Company”), and Vesicor Therapeutics, Inc., a California corporation (“Vesicor”), entered into a series of financing and related agreements with Meteora Select Trading Opportunities Master, LP (“Meteora”) in connection with the Company’s previously announced business combination with Vesicor (the “Business Combination”). Pursuant to the Business Combination Agreement, dated April 26, 2025, by and among the Company, BH Merger Sub, Inc. and Vesicor (as amended or otherwise modified from time to time, the “Business Combination Agreement”), the Company will domesticate as a Delaware corporation and change its name to “Vesicor Therapeutics Holdings, Inc.” (“PubCo”), and Vesicor will become a wholly owned subsidiary of PubCo.

Forward Purchase Agreement

On September 22, 2026, the Company, Vesicor and Meteora entered into an OTC Equity Prepaid Forward Transaction confirmation (the “Forward Purchase Agreement”). The Forward Purchase Agreement provides for a share forward transaction with respect to up to 1,350,000 shares (the “Maximum Number of Shares”), subject to an upward adjustment upon the occurrence of certain dilutive offerings. The shares subject to the transaction may consist of (i) shares purchased by Meteora from third parties in the open market for which Meteora irrevocably waives redemption rights (“Recycled Shares”) and (ii) shares purchased directly from the Company pursuant to the Subscription Agreement described below (“Additional Shares”). The aggregate number of Recycled Shares and Additional Shares may not exceed the Maximum Number of Shares.

The initial price under the Forward Purchase Agreement will equal the per-share redemption price payable to holders of the Company’s public ordinary shares in connection with the Business Combination (the “Initial Price”). Subject to receipt of the applicable pricing date notice, at or in connection with the closing of the Business Combination the Company will pay Meteora, from the trust account, a prepayment amount equal to the number of shares specified in the pricing date notice multiplied by the Initial Price, reduced dollar-for-dollar by the aggregate purchase price funded by Meteora for any Additional Shares under the Subscription Agreement. The reset price will initially be $10.00 per share and may be reduced by mutual written agreement or upon certain dilutive offerings.

Unless extended by mutual written consent, the valuation date under the Forward Purchase Agreement will occur 36 months after the closing of the Business Combination, subject to acceleration upon certain delisting or registration-failure events. Following the end of a valuation period commencing on the valuation date, Meteora will pay the Company in cash an amount equal to the number of shares then remaining subject to the transaction (excluding terminated shares and any shares not then registered for resale or freely tradable under Rule 144) multiplied by the volume-weighted average price of the shares over that valuation period, and Meteora will not be required to return any portion of the prepayment amount. Meteora may elect to terminate the transaction in whole or in part prior to the valuation date, in which case Meteora will pay the Company an amount equal to the number of terminated shares multiplied by the then-current reset price. The Forward Purchase Agreement also requires PubCo to file, within 30 calendar days after the closing of the Business Combination, a registration statement covering the resale of the Additional Shares and to use commercially reasonable efforts to cause such registration statement to become effective within the periods specified therein. The Company also agreed to reimburse certain documented legal and out-of-pocket expenses of Meteora, subject to the aggregate $75,000 cap described below.

Non-Redemption Agreement

Also on September 22, 2026, the Company and Meteora entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”). Pursuant to the Non-Redemption Agreement, Meteora agreed, on a commercially reasonable best-efforts basis and subject to the terms thereof, to beneficially own and not redeem, or to reverse previously submitted redemption requests with respect to, up to 2,124,077 of the Company’s ordinary shares (the “Backstop Investor Shares”). The number of Backstop Investor Shares is a maximum and does not constitute an obligation of Meteora to acquire or hold any minimum number of shares.

Immediately upon the closing of the Business Combination, the Company will pay Meteora cash from the trust account in respect of the Backstop Investor Shares, being, in respect of each Backstop Investor Share, an amount equal to the final per-share redemption price less $0.75. The Non-Redemption Agreement provides that Meteora will deliver a share confirmation notice after the redemption deadline specifying the actual number of Backstop Investor Shares, not to exceed 2,124,077 shares. The Non-Redemption Agreement terminates upon the occurrence of certain specified events, subject to the survival provisions set forth therein.

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Subscription Agreement

In connection with the Forward Purchase Agreement, on September 22, 2026, the Company and Meteora entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which Meteora agreed to purchase from the Company, as Additional Shares, a number of shares equal to the Maximum Number of Shares under the Forward Purchase Agreement less the number of Recycled Shares, at a per-share purchase price equal to the Initial Price, subject to the terms and conditions of the Subscription Agreement and the Forward Purchase Agreement. Meteora will not be required to purchase Additional Shares to the extent that, after giving effect to the issuance, its ownership would exceed 9.9% of the outstanding shares, unless Meteora waives such limitation in its sole discretion. The initial purchase of Additional Shares, if any, is expected to occur substantially concurrently with, but not before, the closing of the Business Combination, with any additional purchases occurring thereafter in accordance with the Forward Purchase Agreement.

Standby Equity Purchase Agreement

On September 22, 2026, the Company, Vesicor and Meteora also entered into a Standby Equity Purchase Agreement (the “SEPA”), pursuant to which, following the effectiveness of the registration statement required by the related Registration Rights Agreement described below and subject to the satisfaction of the conditions set forth in the SEPA, PubCo will have the right, but not the obligation, to sell to Meteora up to $200.0 million of shares of PubCo common stock from time to time during a commitment period generally lasting 36 months, which may be extended by up to 24 months by mutual written agreement. There is no mandatory minimum utilization amount and no non-usage fee.

For ordinary advances under the SEPA, the purchase price will generally equal 97% of the applicable market price determined in accordance with one of two pricing periods selected by PubCo, subject to the limitations and adjustments set forth in the SEPA. The maximum amount of each advance generally may not exceed 30% of the average daily traded amount during the 10 consecutive trading days preceding the applicable advance notice, unless otherwise agreed. The SEPA is also subject to a beneficial ownership limitation initially equal to 4.9%, which Meteora may elect to increase up to 9.9%, and to applicable Nasdaq issuance limitations unless stockholder approval or another exception is available.

The SEPA also permits the parties, by mutual written agreement and subject to specified conditions, to enter into one or more pre-paid advances evidenced by convertible promissory notes. Each such pre-paid advance would be funded at 85% of the face amount of the applicable note, reflecting a 15% original issue discount. The form of convertible promissory note provides for a 12-month maturity, 0% annual interest absent an event of default (increasing to 18% during an uncured event of default), a 7% payment premium on principal amounts paid in circumstances specified in the note, and conversion at the lower of a fixed-price formula and 95% of the lowest daily VWAP during the five trading days preceding the applicable conversion or determination date, subject to a floor price and other adjustments. No pre-paid advance is required to be funded unless the Company and Meteora mutually agree in writing.

As consideration for Meteora’s commitment under the SEPA, PubCo will pay Meteora a commitment fee equal to 0.50% of the $200.0 million maximum commitment amount, payable, at PubCo’s election, in cash or shares of PubCo common stock valued as provided in the SEPA. The Company also agreed to reimburse Meteora for reasonable and documented transaction expenses, subject to an aggregate cap of $75,000 shared among the SEPA, the Forward Purchase Agreement and the Non-Redemption Agreement.

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Registration Rights Agreement

On September 22, 2026, the Company and Meteora entered into a Registration Rights Agreement (the “Registration Rights Agreement”) relating to securities issuable under the SEPA and any convertible promissory notes issued thereunder. The Registration Rights Agreement requires PubCo to file an initial resale registration statement no later than 60 calendar days following the closing of the Business Combination and to use commercially reasonable efforts to have such registration statement declared effective no later than 60 calendar days following its filing, subject to the terms of the Registration Rights Agreement. The initial registration statement is required to cover at least the greater of 10,000,000 shares of PubCo common stock and 300% of the maximum number of shares issuable upon conversion of all then-outstanding promissory notes, subject to applicable SEC limitations and the terms of the Registration Rights Agreement. Certain failures to timely file or obtain effectiveness, or to maintain the availability of the registration statement, may result in specified remedies, including partial liquidated damages based on outstanding note principal.

The foregoing descriptions of the Forward Purchase Agreement, Non-Redemption Agreement, Subscription Agreement, SEPA, Registration Rights Agreement and form of convertible promissory note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 through 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Subscription Agreement, the SEPA and the form of convertible promissory note is incorporated herein by reference. The shares of PubCo common stock that may be issued pursuant to the Subscription Agreement and the SEPA, including shares issuable upon conversion of any convertible promissory notes and any shares issued in payment of the commitment fee, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are expected to be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or other applicable exemptions from registration.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	OTC Equity Prepaid Forward Transaction Confirmation, dated September 22, 2026, by and among Black Hawk Acquisition Corporation, Vesicor Therapeutics, Inc. and Meteora Select Trading Opportunities Master, LP
10.2	Non-Redemption Agreement, dated September 22, 2026, by and between Black Hawk Acquisition Corporation and Meteora Select Trading Opportunities Master, LP
10.3	Subscription Agreement, dated September 22, 2026, by and between Black Hawk Acquisition Corporation and Meteora Select Trading Opportunities Master, LP
10.4	Standby Equity Purchase Agreement, dated September 22, 2026, by and among Black Hawk Acquisition Corporation, Vesicor Therapeutics, Inc. and Meteora Select Trading Opportunities Master, LP
10.5	Registration Rights Agreement, dated September 22, 2026, by and between Black Hawk Acquisition Corporation and Meteora Select Trading Opportunities Master, LP
10.6	Form of Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Kent Louis Kaufman,
Chief Executive Officer

Date: September 24, 2026

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